Exhibit 99.1

Board of Directors Minutes

MINUTES OF THE BOARD OF DIRECTORS

OF

FIRST CORPORATION

September 30, 2009

A meeting of the Board of Directors of First Corporation (the “Corporation”), was held on September 30, 2009 at 10:00 a.m. Mountain Daylight Time.

Directors participating in the meeting were:

Todd Larsen and Sheryl Cousineau

The following resolution was put forth:

RESOLVED: that Todd Larsen of Calgary, AB has resigned as President and CEO on

September 30, 2009 and Sheryl Cousineau will take over interim duties of CEO, President, Secretary/Treasurer and Chief Accounting Officer.

Resolution passed

There being no further business, the meeting was adjourned.

Sheryl Cousineau, Secretary

, President and Chairman of the Board